Exhibit 10.1

AMENDMENT NO. 1 TO
MEMORANDUM OF UNDERSTANDING

       THIS AMENDMENT NO. 1 TO MEMORANDUM OF UNDERSTANDING (this “Amendment”), dated as of October 12, 2014, is made by MetaStat, Inc., a Nevada corporation (“MetaStat” or the “Licensor”), MetaStat BioMedical, Inc., a Delaware corporation and a wholly-owned subsidiary of MetaStat (the “Subsidiary”), and Northstar Beacon, LLC, a Delaware limited liability company (“NORTHSTAR”), which intends to assign all of its right, title and interest in the MOU (as defined below) to ASET Therapeutics, LLC, a California limited liability company (“ASET”), which has not yet been formed (for purposes hereof, all references to the “Licensee” herein shall refer to NORTHSTAR and, upon its assignment of rights in the MOU to ASET, shall refer to ASET, and NORTHSTAR, ASET, MetaStat (or the Licensor) and the Subsidiary, shall be collectively referred to herein as the “Parties”).

RECITALS

WHEREAS, on July 14, 2014, MetaStat and the Subsidiary entered into a binding Memorandum of Understanding (the “MOU”) with the Licensee, which MOU sets forth certain understandings, rights and obligations of the Parties with respect to the proposed grant by MetaStat to the Licensee of an exclusive assignment and/or license of certain of MetaStat’s therapeutic assets pursuant to a sublicense agreement to be entered into by the Parties (the “License Agreement”); and

WHEREAS, the Parties desire to amend certain provisions of the MOU, as amended by this Amendment, as described herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

AMENDMENT

1. Capitalized Terms.  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the MOU.

2. Amendments to MOU.

(a) The first sentence of Section 4(b) of the MOU is hereby deleted and the following shall be substituted in lieu thereof:

“(b)           No later than December 31, 2015, Licensor shall make a $1 million preferred stock equity investment in exchange for a 20% equity interest (on a fully diluted, as converted basis) in ASET for use in developing the ASE therapeutics platform and drug discovery programs.  ASET shall not sell, transfer, assign or dispose of all or any portion of the Assets prior to MetaStat owning such 20% equity interest (on a fully diluted, as converted basis) in ASET.”

(b) Section 8(b) of the MOU is hereby deleted and the following shall be substituted in lieu thereof:

“(b)           NORTHSTAR (or its affiliates) shall invest $1 million in the Subsequent Financing (or a separate financing on substantially similar terms) no later than December 31, 2015.  In the event NORTHSTAR (or its affiliates) does not invest an aggregate of $1.25 million in MetaStat by December 31, 2015 (it being acknowledged that as of the date of this Amendment, NORTHSTAR has invested $250,000), the License Agreement shall terminate, the Assets shall automatically revert back to MetaStat and Dr. Epstein shall again be subject to the same non-compete agreement currently contained in his Advisory Agreement with MetaStat.”

(c) Section 9(b) of the MOU is hereby deleted in its entirety.

(d) Section 10 of the MOU is hereby deleted and the following shall be substituted in lieu thereof:

“10.  Continuation of SUNY Stony Brook operations.  ASET shall be responsible for all costs and expenses up to a maximum of $50,000 per month for all operations at SUNY Stony Brook commencing on October 15, 2014 until such time that this MOU terminates.  Such payments shall be made monthly by ASET to MetaStat upon the invoicing thereof until the License Agreement is executed.  Following the execution of the License Agreement, ASET shall make such payments directly to the appropriate third parties.  In addition, NORTHSTAR (or its affiliates) shall pay to MetaStat $150,000 no later than March 1, 2015 to reimburse MetaStat for certain costs and expenses incurred by MetaStat in connection with maintaining the operations at SUNY Stony Brook.”

(e) Section 11(f) of the MOU is hereby deleted and the following shall be substituted in lieu thereof:

“(f)           The Parties shall use their best efforts to execute the License Agreement and consummate the transactions contemplated hereby on commercially reasonable terms within 90 days of the date hereof; provided, however, in the event the Parties are in the process of good faith negotiations at the end of such ninety (90) day period, MetaStat shall have the right to extend the period to finalize negotiation and execute the License Agreement for an additional thirty (30) days.”

3. Ratification.  Except as expressly amended hereby, all of the terms, provisions and conditions of the MOU are hereby ratified and confirmed in all respects by each Party hereto and, except as expressly amended hereby, are, and hereafter shall continue, in full force and effect.

4. Entire Agreement.  This Amendment and the MOU constitute the entire agreement of the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, both written and oral, between the Parties with respect thereto.

5. Conflicting Terms.  In the event of any inconsistency or conflict between the MOU and this Amendment, the terms, conditions and provisions of this Amendment shall govern and control.

6. Amendments.  This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.  Delivery by fax or electronic image of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

7. Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

8. Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to the laws that might otherwise govern under applicable principles of conflicts of law. Each of the Parties hereto irrevocably consents to the exclusive jurisdiction of the federal court for the Southern District of New York and the New York State Supreme Court located in New York County, New York, in connection with any matter based upon or arising out of this Amendment or the matters contemplated herein, and also agrees that process may be served upon them in any manner authorized by the laws of the State of New York for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.
[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to Memorandum of Understanding as of the date set forth above.

METASTAT, INC.

By:  /s/ Oscar L. Bronsther M.D.
        Name:  Oscar L. Bronsther M.D.
        Title: Chief Executive Officer

METASTAT BIOMEDICAL, INC.

By:  /s/ Oscar L. Bronsther M.D.
        Name: Oscar L. Bronsther M.D.
        Title: Chief Executive Officer

NORTHSTAR BEACON, LLC

By:  /s/ David M. Epstein, Ph.D.
David M. Epstein, Ph.D.